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                                                                   EXHIBIT 10.6

                       STUDENT LOAN MARKETING ASSOCIATION
                          1993-1998 STOCK OPTION PLAN

I. PURPOSE

         The purposes of the Student Loan Marketing Association 1993-1998 Stock Option Plan (the "Plan") are to: (1) closely associate the interests of the management of the Student Loan Marketing Association and its subsidiaries and affiliates (collectively referred to as the "Corporation") with the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; (2) provide management with an equity ownership in the Corporation commensurate with corporate performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Corporation.

II. ADMINISTRATION

         (a) The Plan shall be administered by the Compensation and Personnel Committee ("Committee") of the Board of Directors of the Corporation ("Board"). In addition to its duties with respect to the Plan stated elsewhere in the Plan, the Committee shall have full authority, consistent with the Plan, to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable, to delegate its responsibilities hereunder to appropriate persons and to make all other determinations necessary or desirable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be binding upon all persons.

         (b) Stock options granted pursuant to the Plan ("Options") shall be either incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("NSOs") not intended to qualify under Code Section 422. References in this Plan to Options shall include both ISOs and NSOs.

         (c) The Committee shall administer the Plan in a manner necessary to establish and maintain the Options intended to constitute ISOs as ISOs, and the Options intended to constitute NSOs as NSOs. However, the Corporation makes no representation that the Options designated as ISOs and the Options designated as NSOs will qualify at the time of grant as ISOs and NSOs, respectively, or will continue to qualify as ISOs and NSOs, respectively. Nor does the Corporation make any representation concerning the tax consequences to an employee upon receipt or exercise of any Option hereunder or the subsequent sale of Common Stock acquired thereunder.

         (d) The Committee shall administer and maintain the Plan in the manner necessary for Options granted to any "covered employee" to qualify as performance-based compensation arrangements within the meaning of Code section 162(m), and the Regulations thereunder, including the limitation that the Committee be comprised of "outside" directors.

III. SHARES SUBJECT TO THE PLAN

         Shares that may be issued under the Plan shall be the Common Stock, $0.20 par value, of the Corporation ("Common Stock"). The aggregate number of shares of Common Stock which may be delivered on exercise of the Options is 5,091,450. Such shares may be previously issued shares reacquired by the Corporation or authorized but unissued shares. If any Option expires, terminates or is canceled for any reason, without having been exercised in full, the shares covered by the unexercised portion of such Option shall again be available for Options, within the limit specified above. Notwithstanding the above, during any calendar year beginning on or after January 1, 1997, no participant shall be granted Options for more than 150,000 shares, including Reload Options granted pursuant to Article VIII, and including any Options that expire, terminate, or are canceled.
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IV. PARTICIPANTS

         The Committee shall determine the class of key employees of the Corporation and its subsidiary corporations, which shall be eligible for participation in the Plan and shall from time to time in its discretion select from among them those to whom Options shall be granted ("Participants"). Also, the Committee may grant options to key individuals who have accepted offers of employment with the Corporation.

V. GRANTS OF OPTIONS

         (a) The Committee shall in its discretion determine the time or times when Options shall be granted and the number of shares of Common Stock to be subject to each Option, except that no Option may be granted after March 18, 1998.

         (b) The Committee may in its discretion grant either ISOs, NSOs or a combination of both.

         (c) At any given time, a share of Common Stock may be subject to only one of the two types of Options that may be issued under the Plan.

         (d) With respect to ISOs granted under the Plan, the aggregate fair market value (determined as of the date the Option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by the Participant during any calendar year under all stock option plans of the Corporation and its Subsidiaries shall not exceed $100,000. Notwithstanding the provisions for acceleration of the date an Option is first exercisable in Article VII and Article IX, in no event shall the date that an ISO is first exercisable be accelerated under this Plan if the acceleration would cause an ISO of a Participant to exceed the limit set forth in this paragraph.

         (e) No Option intended to constitute an ISO shall be granted to an employee who, at the time the Option is granted, owns (within the meaning of Section 422(b)(6) of the Code) Common Stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or any of its subsidiaries.

         (f) Each Option shall be evidenced by a written instrument which shall (1) state the terms and conditions of the Option in accordance with the Plan; and (2) contain such additional provisions as may be required under applicable laws, regulations, and rules or otherwise appropriate.

VI. OPTION PRICE

         The purchase price of a share of Common Stock subject to an Option shall be, subject to adjustment pursuant to Article XVI, an amount equal to the fair market value of the Common Stock on the day the Option is granted. The fair market value shall be the closing price at which the Common Stock traded on the day the Option is granted.

VII. OPTION PERIOD; EXERCISE RIGHTS

         (a) Each Option shall be for a term as the Committee shall determine, but not more than 10 years from the date it is granted, and shall be subject to earlier termination as provided in Article IX.

         (b) Options granted may not be exercised in whole or in part during the designated holding period for such Option, except as may be authorized by the Committee in its sole discretion. The designated holding period for an Option shall be a period of months, not less than twelve and not more than thirty-six, beginning with the date on which the Option is granted; such number of months shall be determined by the Committee at the time that such Option is granted.
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VIII. RELOAD OPTIONS

         (a) Authorization and Grant of Reload Options. Concurrently with or subsequent to the award of Options to any Participant in the Plan, the Committee may authorize reload options to purchase for cash or shares a number of shares of Common Stock ("Reload Options"). To the extent authorized by the Committee, the number of Reload Options shall equal:

                 (i) the number of shares of Common Stock used to exercise the underlying Stock Options (either shares previously owned or shares acquired pursuant to the exercise of the underlying option and sold in order to exercise e.g., such as in a so-called "cashless exercise" ); and

                 (ii) the number of shares of Common Stock used to satisfy any tax withholding incident to the exercise of the underlying Stock Options.

         The date of grant of the Reload Option shall be the date the underlying Option is exercised.

         (b) Reload Option. Each Stock Option Agreement shall state whether the Committee has authorized Reload Options with respect to the underlying Stock Options. Upon the exercise of an underlying Stock Option, the Reload Option will be evidenced by a written instrument in accordance with paragraph (f) of
                 Article V.

         (c) Reload Option Price. The option price per share of Common Stock deliverable upon the exercise of a Reload Option shall be the fair market value of a share of Common Stock on the date the Reload Option is granted.

         (d) Term and Exercise of Reload Options. Each Reload Option is fully exercisable twelve months from the date of grant. The term of each Reload Option shall be equal to the remaining option term of the underlying Stock Option.

         (e) Holding Period Requirement and One Reload Limit. In addition to any other terms and conditions the Committee deems appropriate, the Reload Option shall be subject to the following terms: (i) the exercisability of a Reload Option grant is conditioned upon the Participant holding the stock acquired by the exercise of the underlying Option for a period of twelve months from the date the Reload Option was granted; if the Participant fails to comply with this holding requirement, the Reload Option grant will be cancelled, and
                 (ii) Reload Options will not be granted upon the exercise of a Reload Option.

         (f) Termination of Employment. No Reload Options shall be granted to optionees when Stock Options are exercised pursuant to the terms of this Plan following termination of the optionee's employment.

         (g) Reload Options shall not reduce the aggregate number of shares authorized under this Plan.

         (h) The effective date of this Article VIII is January 25, 1996. Reload Options shall not be granted for any Stock Options granted prior to January 25, 1996.

IX. EXERCISE RIGHTS UPON TERMINATION OF EMPLOYMENT

         (a) If a Participant terminates service on account of becoming disabled, the Participant may exercise the Option in whole or in part within one year after the date of disability, but in no event later than the date on which it would have expired if the Participant had not become disabled.

         For this purpose, a Participant shall be deemed to be disabled if he or she is determined to be disabled for purposes of meeting any insurance requirements under policies provided by the Corporation.
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         (b)     If a Participant dies during a period in which he or she is entitled to exercise an Option (including the periods referred to in paragraphs (a) and (d) of this Article) the Option may be exercised at any time within its remaining term as shall be prescribed in the option instrument, but in no event later than the date on which it would have expired if the Participant had lived, or one year after the optionee's death, whichever date is earlier, by the Participant's executor or administrator or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance. The Option may be exercised in whole or in part.

         (c) If a Participant's employment with the Corporation or a subsidiary shall be terminated for cause, he or she shall forfeit any and all outstanding option rights and such rights shall be deemed to have lapsed for purposes hereof as of the date of the Participant's termination of service.

         (d) If a Participant ceases to be employed by the Corporation or a subsidiary for any reason other than disability, death or termination for cause during a period in which he or she is entitled to exercise an Option, the Participant's Option shall terminate three months after the date of such cessation of employment, but in no event later than the date on which it would have expired if such cessation of employment had not occurred. During such period the Option may be exercised only to the extent that the Participant was entitled to do so at the date of cessation of employment unless the Committee, in its sole discretion, permits exercise of the Option to a greater extent. The employment of a Participant shall not be deemed to have ceased upon his or her absence from the Corporation or a subsidiary on a leave of absence granted in accordance with the usual procedures of the Corporation or such subsidiary.

         (e) No acceleration of the exercise date of an ISO shall occur pursuant to this Article if such earlier exercise would cause an ISO to violate paragraph (d) of Article V.

X. METHOD OF EXERCISE

         (a) Each exercise of an Option shall be by written notice to the Secretary of the Corporation, stating the number of shares to be purchased. An Option may be exercised in whole or in part; provided, however, that an Option may not be exercised as to less than 25 shares at any one time, except with respect to the remaining shares then purchasable under the Option, if less than 25 shares. Fractional shares of Common Stock will not be issued. The Committee may prescribe rules limiting the frequency of exercise of Options.

         (b) The purchase price of Common Stock being purchased shall be paid in full at the time the Option is exercised. Such payment may be made, at the election of the person exercising the
                 Option:

                 (i)      in cash;

                 (ii) by delivery of Common Stock then owned by such person, having a fair market value, as determined under Article VI hereof, equal to such purchase price; or

                 (iii) partly in cash and partly in Common Stock having a fair market value as determined under Article VI.

         (c) A Participant or other person entitled to exercise an Option shall not be entitled to any rights as a shareholder of the Corporation with respect to any shares covered by such Option until such shares shall have been registered on the transfer books of the Corporation in the name of such person.
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XI. WITHHOLDING TAXES

         Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan, the Corporation shall have the right to require the grantee to remit to the Corporation an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Corporation may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

XII. NONTRANSFERABILITY OF OPTIONS

         Each Option shall be nonassignable and nontransferable by the Participant other than by will or the laws of descent and distribution. Each Option shall be exercisable during the Participant's lifetime only by the Participant.

XIII. REPURCHASE OF SHARES BY CORPORATION

         The Corporation is under no obligation to repurchase Common Stock acquired pursuant to the exercise of an Option hereunder.

XIV. USE OF PROCEEDS

         The proceeds received by the Corporation from the sale by it of shares of Common Stock to persons exercising Options pursuant to the Plan will be used for the general purposes of the Corporation.

XV. LAWS AND REGULATIONS

         The Plan, the grant and exercise of Options, and the obligation of the Corporation to sell and deliver shares of Common Stock upon exercise of Options shall be subject to all applicable laws, regulations, and rules.

XVI. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         If there is a change in the number or kind of outstanding shares of the Corporation's Common Stock by reason of legislative action, a stock dividend, stock split, recapitalization, merger, consolidation, combination or other similar event, appropriate adjustments shall be made by the Committee to the number and kind of shares subject to the Plan, the number and kind of shares under Options then outstanding, the maximum number of shares available for Options, the Option price and other relevant provisions, to the extent that the Committee, in its sole discretion, determines that such change makes such adjustments necessary or equitable.

XVII. NO EMPLOYMENT RIGHTS

         Nothing in the Plan shall confer upon any employee of the Corporation or of a subsidiary any right to continued employment, or interfere with the right of the Corporation or a subsidiary to terminate his or her employment at any time, for any reason.
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XVIII. TERMINATION; AMENDMENTS

         (a)     The Board may at any time terminate the Plan.

         (b) The Board may at any time or times amend the Plan, or amend any outstanding Option or Options, for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law. In the event that applicable rules or regulations are promulgated by the Internal Revenue Service which permit the acceleration of the date an Option is first exercisable without violating the $100,000 limit described in paragraph (d) of Article V, the Committee is authorized to act for the Board in amending the Plan to permit acceleration in conformity with such rules or regulations.

         (c) Except as provided in Article XVI, no such amendment shall, without the approval of the shareholders of the Corporation:

                 (i) increase the maximum number of shares of Common Stock for which Options may be granted under the Plan;

                 (ii) reduce the price at which Options may be granted below the price provided for in Article VI;

                 (iii)    reduce the Option price of outstanding Options;

                 (iv) extend the period during which Options may be granted;

                 (v) extend the period during which an outstanding Option may be exercised;

                 (vi) materially increase in any other way the benefits accruing to Participants; or

                 (vii) change the class of persons eligible to be Participants.

         (d) Nothing contained in this Plan shall be construed to prevent the Corporation or any subsidiary from taking any corporate action which is deemed by the Corporation or any such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No employee, beneficiary, or other person shall have any claim against the Corporation or any subsidiary as a result of any such action.

XIX. INDEMNIFICATION OF COMMITTEE AND BOARD

         The Corporation may, consistent with applicable law, indemnify members of the Committee against any liability, loss or other financial consequence suffered by them with respect to any act or omission of the Committee or its members relating to the Plan to the same extent and subject to the same conditions as specified in the indemnity provisions contained in the By-Laws and Regulations of the Student Loan Marketing Association.
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XX. EFFECTIVE DATE

         The original effective date of this Plan is March 18, 1983. The Plan has been amended from time to time, and, prior to this restatement, the plan was last restated in its entirety on March 18, 1993. The Plan is restated herein as of January 25, 1996, as approved by the shareholders of the Student Loan Marketing Association at the May 16, 1996 Annual Meeting of Shareholders.

         IN WITNESS WHEREOF, Student Loan Marketing Association has caused this instrument to be duly executed in its name and on its behalf on this 16th day of May, 1996.

                                      STUDENT LOAN MARKETING ASSOCIATION


                                      -------------------------------------
                                      Timothy G. Greene, Executive
                                        Vice President and General Counsel